NaturalNano Meets 2007 Performance Objectives,

Ships First Revenue-Generating Products

Company Reaches Key Milestones Towards Product Commercialization

ROCHESTER, N.Y. – Jan. 8, 2008 – NaturalNano, Inc. (OTCBB: NNAN) (FWB: N3N), a developer of advanced nanomaterials and controlled release nanotechnologies, today announced the achievement of its performance goals for 2007, including the commercialization of the Company’s patented turn-key nanocomposite additive, Pleximer™, which creates stronger, lighter and less expensive products for numerous consumer industries.

During 2007, NaturalNano (www.naturalnano.com) established three joint development agreements, achieved revenue through initial sales of Pleximer and received third-party validation of its extended release technology. The joint development agreements are expected to open numerous new markets for Pleximer, including the automotive, sporting goods, furniture and packaging industries. The agreements with Cascade Engineering, Nylon Corporation of America and a leading national packaging corporation provide a strong base from which to conduct manufacturing-scale testing and validation of the technical advantages of Pleximer.

2007 accomplishments:

•	Executed three joint development agreements directed towards commercialization of polymer nanocomposites.
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Executed an exclusive licensing agreement with the U.S. Naval Laboratory (NRL) covering 10 patents in several fields. This agreement, which also provides protection of its intellectual properties, opened an array of extended release applications made possible by filling the Company’s halloysite nanotube technology (HNT™) with active agents.

•	Began development of filled tube technology for the $300 billion personal products market and the $135 billion agrichemical industry
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Commercialized Pleximer-N™, a nylon-based nanocomposite additive, after manufacturing scale testing confirmed its ability to create stronger, more durable and flexible products while reducing weight and defects

•	Achieved the Company’s first revenue from the sale of Pleximer
•	Received third-party validation for extended fragrance release technology from one of the world’s leading personal care and household product companies
•	Filed six patent applications in 2007

“2007 was a strong year for NaturalNano as we executed our plan and made important strides in nanocomposite product commercialization and revenue,” said Cathy Fleischer, President of NaturalNano. “The momentum we’ve established will help us in 2008, as we reach a key milestone – incorporating Pleximer into consumer products.”

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About NaturalNano, Inc.

NaturalNano, Inc. (OTCBB: NNAN) (FWB: N3N) is a materials science company focused on developing and commercializing advanced nanocomposites. Based in Rochester, NY, the Company is focused on additive technologies and processes, including its proprietary Pleximer™ polymer additive, that add value to industrial polymers, plastics and composites, as well as consumer and industrial products. NaturalNano holds and licenses over 25 patents and applications, as well as proprietary know-how for extraction and separation processes, compositions, and derivatives of Halloysite and other nanotubes. For more information, visit http://www.naturalnano.com

Cautionary Statement Regarding Forward-Looking Statements: This press release may contain forward-looking statements regarding future events and future performance of NaturalNano that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of NaturalNano's filings with the Securities and Exchange Commission. The most recent annual reports on Form 10-KSB and quarterly reports on Form 10-QSB filed by NaturalNano provide information about these factors, which may be revised or supplemented in future reports to the SEC on those forms or on Form 8-K. We caution investors not to place undue reliance on forward-looking statements, and we do not undertake any obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where expressly required by law.

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Contact:

Patrick Kane, Karen Keller

Lambert, Edwards & Associates

616.233.0500 / pkane@lambert-edwards.com